SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2017

LINE UP ADVERTISEMENT, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-182566	32-0378469
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
Calle 6 No. 78, Urb. Los Olivas, Puerto Plata, Dom. Rep. Tel. (829) 639-9332
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

2108 Santolan St. San Antonio Village,

Makati City, Philippines

Tel. (702) 478-2122

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Ms. Joelyn Alcantara resigned from all positions with the Company, effective as of April 25, 2017, including those of President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Sole-Director. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On April 25, 2017, Mr. Francisco Ariel Acosta was appointed as the sole member of the Company’s Board of Directors and as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Secretary.

The biography for Mr. Acosta is set forth below:

FRANCISCO ARIEL ACOSTA: Since 2013, Mr. Acosta has served as Vice President of Operations for VS Trading Import and Export Company where his responsibilities include working closely with the executive team and customer centricity. Prior to that, from 2007-2013, Mr. Acosta served as Bank Manager at Banco de Reservas de la Rep. Dominica where he was in charge of the banks day to day operations. From 1988-1994, Mr. Acosta attended New York University where he studied Finance and Business Administration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Line Up Advertising, Inc.

Dated: April 27, 2017

/s/ Francisco Ariel Acosta

By: Francisco Ariel Acosta

Its: Chief Executive Officer